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                                                                EXHIBIT 10.4


Explanatory Note: We are including a form of this agreement because all of the NSSPL contracts are identical except for the name, date, pricing terms, and vessel description.

                                    FORM OF
                      SHIP TECHNICAL MANAGEMENT AGREEMENT


This Agreement is made on the [date] between [name of customer], a company organized and existing under the laws of Singapore and having its registered office at 456 Alexandra Road, #06-00 NOL Building Singapore 119962 (hereinafter called "the Owner") and Neptune Shipmanagement Services (Pte) Ltd (NSSPL) a company organised and existing under the laws of Singapore and havings its registered office at 456 Alexandra Road, #15-00 NOL Building, Singapore, 119962 (hereinafter called "the Manager") of the other part.

WHEREAS:

(1) The Owner is the disponent owner of the motor vessel [vessel name] official number [vessel number] (hereinafter called "the Vessel") and registered in Singapore.

(2) The Owner is desirous of appointing the Manager to act as its Manager for the management of the Vessel under the following terms and conditions.

NOW IT IS HEREBY AGREED as follows:

1.  APPOINTMENT

a) The Owner hereby appoints the Manager as Ship's Technical Manager for the management of the Vessel and the Manager hereby accepts such appointment under the terms and conditions herein provided. This Agreement is not intended to be and shall not be construed as a demise or charter of the Vessel by the Owner to the Manager.

b) The services to be done or rendered by the Manager in its abovementioned capacity are those usually and customarily performed or rendered by Ship's Technical Managers.

     The Manager shall perform its services with due care, diligence, skill and dispatch and shall comply with any specific instructions of the Owner as and when issued to it. Such services shall include, but not be limited to the following activities:
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(i)    To exercise due diligence to maintain the Vessel in an efficient, clean and seaworthy condition in respect of the Vessel's hull, machinery, accommodation, tackles, apparels, furniture and equipment.

(ii) To take or defend such legal proceedings as may be necessary in respect of the Vessel.

(iii) To obtain quotations from shipyards, ship repairers, and other contractors for repairs/installation works to be carried out as directed by Owners and surveyors; and to place orders for such work/equipment as may be necessary.

(iv) To maintain the Vessel in Class and to ensure that all trading and Class certificates are valid at all times.

(v)    To ensure that the Vessel complies with all statutory requirements.

(vi) To keep the Vessel's equipment and machinery at all times in complete seaworthiness, repair and in such conditions so as to comply with the requirements of the Vessel's classification society.

(vii) To carry out all other reasonable acts usually performed by Ship's Technical Managers on behalf of the Owner of a ship.

(viii) To protect the interests of the Owner in all matters relating to the efficient operation and management of the ship.

(ix) To arrange and supervise the dry docking of the Vessel including repairs, running maintenance, surveys, additions/alterations and modifications carried out on the Vessel.

2.     DUTIES AND RESPONSIBILITIES OF THE MANAGER

       The Manager shall carry out and perform the following services for the Vessel.

a) To maintain and preserve the Vessel in good, clean, efficient and seaworthy condition.

b) To engage such qualified and competent persons such as Master, officers and crew necessary and sufficient for the safe navigation and maintenance of the Vessel and to replace such persons if they are found to be disqualified, incompetent or unhealthy. Certificated officers shall hold qualifying certificates issued by their respective countries or other certificates recognized by the Maritime And Port Authority of Singapore.

c) To pay for such expenses as crew wages, overtime, victuals, standby wages, medical and vacation as well as costs incurred for airfares, car and launch hire, hotel accommodation and agency fee related to crew joining and repatriation. The manager shall not claim from the owner for the aforesaid expenses as they are covered by the lump sum fee payable by the Owner under Clause (8) of the Agreement.

d) To supply deck, engine and cabin stores and replenish lubricating oils necessary for the Vessel's safe navigation, efficient operation and trading and to pay for such expenses, which are for the Manager's account as such expenses are covered by the lump sum fee
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       payable by the Owner under Clause (8) of the Agreement.

e) To do usual maintenance and repairs if necessary and to carry out surveys as required by Vessel's Classification Surveyors, Governmental and Port Authorities.

       For normal wear and tear and negligence of the crew, the Manager shall pay for such expenses relating to maintenance, repair charges, spare parts and survey fees and shall not claim from the Owner the aforesaid expenses as they are covered by the lump sum fee payable by the Owner under Clause (8) of the Agreement. For all exceptional and unusual repairs (including, but not limited to those resulting from heavy damages to hull and/or machineries), the Manager shall obtain the prior authorization of the Owner with respect to every decision concerning the damage repair.

       The Vessel hull/machinery insurance deductible of US$[amount of deductible] accident or occurrence shall be borne by the Managers.

f) To inspect the Vessel and keep the Owner informed in a written report of the Vessel's conditions and performance at least once every six months; and to validate all certificates and licenses so as to comply with regulations of international shipping or maritime laws.

g) To obtain legal advice in relation to disputes on matters affecting the interest of the Owner in respect of the Vessel.

3.     INSURANCE

       The Owner shall arrange for insurance coverage on the Vessel in respect of its Hull and Machinery and P & I Insurance. The Manager shall be included as an additional assured. The Owner shall be responsible for the recovery from Underwriters of all repair expenses incurred by average damages after presentation of all necessary documents by the Manager. The Owner shall also handle all claims for both Hull and Machinery and P & I and the Manager shall assist in arranging attendance by surveyors, superintendents, P & I representatives, etc. as appropriate and providing all necessary information requested by the relevant parties. P & I compensations for crew injuries, illness and loss of life shall be covered in accordance with the maritime and labor laws and any collective labor agreement of the crew's country. The beneficiary of all policies shall be the Owner or assignees of the Owner. The Manager shall report to the Owner, at the Owner's request, on handling and settling of insurance claims.

4.     LIABILITIES

       a) The Owner hereby undertakes at all times to keep the Manager indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever which may be brought against or incurred by the Manager in relation to any and every thing done or caused to be done in the course of or in the provision of the services hereby contracted for and against all costs and expenses (legal or otherwise) or damages which the Manager may suffer or incur in defending or settling the same.
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b)     As between the parties hereto any superintendent , master, officer or crew member employed on the Vessel or in connection with the provision the services hereby contracted for and any superintendent or other employee or agent of the Manager while on board or in attendance on the Vessel shall be deemed to be the servant of the Owner and

       (i) The Manager shall be under no liability to the Owner in respect of any act, omission, default or negligence of any such person as aforesaid

      (ii) The Owner shall indemnify the Manager and hold them harmless against all liabilities whatsoever which the Manager may incur towards third parties (including all costs and expenses incurred in connection with any proceedings brought by such third parties, howsoever arising) by reason of any such act default or negligence as aforesaid

Provided however that the provisions of this Clause shall not apply if it be affirmatively established that the person who was guilty of such act default or neglect as aforesaid was a person who was not competent to undertake the duties for which he was engaged by the Manager and that the relevant act omission, default or neglect, whether willful or otherwise, was directly occasioned by his want of competence only and that there was a failure on the part of the Manager to exercise reasonable care and diligence in relation to the engagement of the person concerned. Provided that the Manager shall not be liable for any sum exceeding one year's shipmanagment fee.

Without prejudice to Clause 19, The Manager shall not be liable to the Owners for any loss, damage delay or expense of whatsoever nature, whether direct or indirect, including but not limited to any loss arising out of or in connection with the detention or delay to the Vessel and howsoever arising in the course of performance of the Management services.

5.   DRYDOCKING

     The Manager shall give the Owner at least four (4) months' notice of their intention to dry dock the Vessel and the date of dry docking to be mutually agreed. Such notice shall include among other appropriate information, comprehensive specification, repair, damage report, reports of special/regular inspection and recommendation for renewal/improvement, alteration of the Vessel and provide wherever possible a cost estimate on the above for Owner's approval. The Manager shall be reimbursed by the Owner on a cost recovery basis for all expenses relation to dry dock, dry docking paints, docking underwater spare parts, maintenance and repairs, survey and other related expenses.

6.   MODIFICATIONS

     Any modification of the Vessel or fitting of additional equipment as required by the Owner, classification surveyors or government authorities shall be for the account of the Owner. However, prior to undertaking any modification work on the Vessel, the Manager has to obtain Owner's approval.
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7.   CREW SPECIAL ALLOWANCE

     The crew shall perform when so required and the Owner shall pay extra crew special work allowance to the crew for hold/tank cleaning work where manual debunking is required and other special cargo work authorized by the Owner.

8.   MANAGER'S REMUNERATION

     In consideration of the hereinbefore mentioned services provided by the Manager, the Owner agrees to pay the Manager a fixed lump sum fee monthly in advance commencing from the date on which the Manager assumes the management of the Vessel, as per the Owner's instructions. Thereafter, payment shall be made on the same date of each subsequent month so long as the Agreement shall remain in force. The amount of the lurnpsum fee shall be agreed upon and shall be set out in Schedule 1 attached hereto.

     It is agreed that at the commencement of the agreement, the Owners shall provide the Managers with a bank guarantee equivalent to two (2) months lump sum fee, which guarantee the Managers shall be entitled to call upon in the event of non-receipt of the monthly lump sum fee payment at the stipulated time.

     The Manager shall submit a draft budget to the Owner three months before the commencement of any renewal of this Agreement, for the Owners approval. The Manager shall be entitled to treat the said proposed budget as approved if the Owner fails to reply within thirty days of receipt of the said budget.

9.   VESSEL CONDITION AND INVENTORY

     Upon assumption of the management of the Vessel on [date], the Vessel shall be in good running and working condition in respect to main engine, its auxiliaries and other machinery, navigation equipment, cargo gears, etc.

     Upon termination of this Agreement, they shall be in likewise conditions except for normal wear and tear. A level of Inventory of spare parts and lubricants shall be set at the time the Manager assumes the management of the Vessel and upon termination the Vessel shall have the same quantities as presented on the day the Manager assumes the management of the Vessel. If at time of termination there is any difference above or less in respect to the inventories set at time the Manager assumes management of the Vessel, the Manager will debit or respectively credit the Owner with the amount of the difference calculated at market price at time and place of termination.

10   PRECOMMENCEMENT EXPENSES FOR NEW VESSEL

     The Owner shall reimburse the Manager for all expenses incurred on presentation of invoices, receipts, and vouchers in respect of expenses incurred prior to the date a new Vessel enters service enumerated herein as follows subject to prior approval of Owner.

     i)    crew initial joining expenses;
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     ii)   standby allowance for officers sent to the ship or shipyard in advance for purpose of familiarization;

     iii) initial Owner's stores, comprising of deck, engine and cabin stores, and lubricants.

11.  VESSEL'S INSPECTION

     The Owner and its representative shall have the right to conduct inspections of the Vessel at any time, subject to reasonable notice to the Manager of such intention. The Manager shall cooperate, assist and provide any information enquired by the said parties, as far as is reasonable.

12.  DECISION MAKING

     Subject to the Owner's absolute right to issue any specific instructions as provided in Section 1(b), the Manager shall have the authority to decide matters relating to the Ship's Technical Management but prime consideration in all decisions shall be to preserve the Vessel always in good and seaworthy condition.

13.  PERIOD OF APPOINTMENT AND TERMINATION

     This Agreement shall remain in force for the period from the date the Manager assumes the management of the Vessel as per the Owner's instructions until 31st December 2001, unless the Vessel is sold or laid up, in which case Section 16 shall apply. Thereafter, the Agreement shall be extended on a calendar year basis, unless terminated by either party giving two months' notice in writing before the expiry of each term.

     If upon termination of the Agreement, the Vessel is at sea or at a port where repatriation of crew is considered as inconvenient and costly, the Manager shall agree to continue with the Vessel's management until the Vessel arrives at a convenient and safe port, however such extension shall not be more than 30 days. In event of such extension, all expenses incurred by the Manager including an additional fee derived by prorating the lump sum fee according to the term of such extension, shall be for the account of the Owner. The cost of crew's travel and repatriation upon termination shall be paid by the Owner.

14.  OPERATING IN A WAR ZONE

     In the event that the Vessel is operated in a WAR ZONE whereby the Manager has incurred extra expenses this is to be reimbursed by the Owner on actual cost basis with prior consultation as far as is practicable.

15.  MISCELLANEOUS EXPENSES

     In the event where the Master requires the services of the following for safety reasons, such expenses incurred therefore shall be for the Owner's account provided prior approval from the Owner shall be obtained.

     a)   Weather routing or meteorological information;
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     b)   Pilotage in non-compulsory areas such as the North Sea, the Barrier
          Reef and the Japan Inland Sea;

     c)   Watchmen or security guards in accordance with local requirements.

     d)   Charterers requirements if applicable.

     e)   Federal and local and/or state government requirements

16.  CANCELLATION

     Upon the premature termination of this agreement other than by reason of default of the Manager, or if the Vessel is lost, sold or otherwise disposed of, the lump sum monthly fee shall continue to be payable to the Managers, for a further period of three calendar months.

     In addition, the Owner shall reimburse the Manager such expenses which the Manager is to pay to the crew costs for a further period of three calendar months and other parties as a result of such cancellation. In addition, the Owners shall pay an equitable proportion for any redundancy costs which may materialize as a result of such termination not exceeding a ceiling often times the monthly lump sum fee.

     In the event that the Vessel is laid up, both parties shall meet to revise this Agreement, however, the Owner shall compensate the Manager for such expenses which the Manager is liable to pay to the officers, crew and other parties, resulting from the premature termination of their employment. The cost of the crew's travel and repatriation upon termination shall be provided for by the Owner.

     The Manager shall be entitled to terminate this Agreement if

a) the Owner after receipt of written notice of objection thereto from the Manager proceeds with employment of or continues to employ the Vessel in a trade or in a manner which is in the opinion of the Manager likely to be detrimental to its reputation as Manager or (otherwise than by virtue of ordinary business competition) be prejudicial to the commercial interest of the Manager.

b) if any moneys payable by the Owner shall not have been received within ten days of a written request for the same.

17.  ASSIGNMENT

     This Agreement shall not be assigned by either party without the consent in writing of the other party.

18.  LOSS OF TIME

     In the event of interruptions, detentions, or stoppages in the Vessel/t/s navigation in excess of the allowable time limit per Addendum or operation due to the following reasons, the Technical Manager shall refund the management fee~ payment referred to in Clause (8)
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     in this Agreement and Clause (1) of the Schedule 1 to the Owner on a pro-
     rata basis for such time lost;

a)   Deficiency of crew members, stores, spares and lubricants; or

b)   Strike by officers or crew; or

c)   Unlawful activities of officers or crew; or

d) Non-validity of essential certificates or licenses as required by regulations of international shipping or maritime laws or Classification Society.

     No refund shall be given for loss of time due to landing of sick crew members or engaging in rescue operation.

19.  FORCE MAJEURE

     Neither the Owners nor the Managers shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.

20.  ARBITRATION AND APPLICABLE LAW

     Any dispute arising in connection with this Agreement shall be referred to arbitration in Singapore in accordance with the Arbitration Act (Cap 16) of Singapore.
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SCHEDULE 1

In consideration of the services as enumerated in Clause (1) and (2) provided by the Manager to the Owner, the Owner shall pay to the Manager a lump sum fee of a total sum of USD[amount of fee] or USD[amount of fee] month as per attached Addendum giving a breakdown of expenses.

Such fee shall include ship's operating cost related to technical functions, comprising crew wages and allowance, crew messing, crew medical, deck stores, engine stores, cabin stores, spare parts, lubricants, normal repair and survey, postage, telegram, telex, telephone, water and miscellaneous expenses; vessel's technical management and accounting functions.

In addition to the above, a lump sum fee of USD[amount of fee] per year shall be paid by [name of customer] to the manager on monthly basis to cover Damage repair costs on H & M insurance deductible of USD[amount of deductible] per incident.
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IN WITNESS WHEREOF the hereto have caused this Agreement to be executed the date and year first above written

Signed by

For and on behalf of


In the presence of



Signed by
Mr. Kim Tau Kok
For and on behalf of
Neptune Shipmanagement Services
(Pte) Ltd

in the presence of
Ms Susan Chng
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ADDENDUM TO

Shipmanagement Agreement dated [date] between [name of customer] and Neptune Shipmanagement Services (Pte) Ltd (NSSPL) in connection with the management of [name of vessel].
_________________________________________________________________

a) For the purposes of clarification, it is hereby mutually declared and agreed between the parties that the breakdown of the fixed lumpsum fee for the period [date] to [date] is as follows:-

                                         US$

     Manning
     Stores
     Repairs & Maintenance
     Communications
     Miscellaneous
     Lubricants
     Shipmanagement Fees

     TOTAL

b) In addition, a lumsum fee of USD[amount of fee] per year shall be paid by [name of customer] to the Manager on a monthly basis to cover Damage repair costs on H&M insurance deductible of USD[amount of deductible] per incident.

c)  Allowable stoppage time    :    [number]  Hours per year

d)  Complement      :    [number]  Persons

IN WITNESS WHEREOF the parties hereto have caused this Addendum to be executed the date and year first above written

Signed by

For and on behalf of


In the presence of


Signed by
Mr. Kim Tau Kok
For and on behalf of
Neptune Shipmanagement Services
(Pte) Ltd

in the presence of
Ms Susan Chng